EXHIBIT 10.3

                          LEASE FOR OFFICE IN ARGENTINA

                                 LEASE CONTRACT

Between Mrs. MARIA DE LOS ANGELES MOTA, domiciled at Alvear Street 184, Location, 21 in the city of Cordoba, who shall hereinafter be called the Landlord and Mr. EDUARDO GUSTAVO CHAPETA (I.D.) N(degree) 14.292.085, domiciled at Marcelo T. de Alvear N(degree) 30 (illegible) in the city of Cordoba, who by mutual agreement hereby sign a real estate lease contract which shall be ruled by the regulations on the matter in force in the Civil Code and the clauses detailed as follows:

FIRST: Execution of the contract : Mrs. MARIA DE LOS ANGELES MOTA, as Landlord, rents to Mr. EDUARDO GUSTAVO CHAPETA, the Tenant, who accepts it as such, a real estate property described as an apartment located in Calle Olmos N(degree) 194, 5th floor A, in the city of Cordoba. The apartment is delivered with a 1 Domec kitchen, 2 Eskabe heaters, 2 Carrier and Feders air conditioners. SECOND :Duration of the lease: this contract shall be in force for thirty six continuous months as of the 1st of June, 1999. It shall, therefore, expire on May 31st, 2002 without any option for extension. Once the term has expired, as a penalty clause until he effectively vacates the property, the Tenant shall pay a daily fine equal to 1% (one percent) of the amount corresponding to rent to the last month of the contract. Said penalty clause has simply a punitive character for the lack of prompt return and shall not be interpreted as indemnity for damages, which the Landlord shall be able to claim independently of such sanction. The rental periods shall be full calendar months and, in case the Tenant should move before the end of the month, he shall have to make full payment of the whole month. THIRD: Price: It is a condition of this contract that it be executed at stable price and under the protection of National Law N(degree) 23.928, fixing the rental price, as per mutual agreement between the parts, in the amount of SEVEN HUNDRED PESOS ($ 700.00) per month CONVERTIBLE TO United States dollars at a rate of ONE PESO ($1.00) per dollar. The monthly price of rent shall be modified every month in the same identical proportion as the aforementioned rate of exchange is modified. Consequently it is hereby perfectly established that the SEVEN HUNDRED PESOS ($700.00) which constitute the initial monthly price of rent are the necessary amount to acquire by exchange the sum of SEVEN HUNDRED UNITED STATES DOLLARS (US$ 700.00), which every month shall be sufficient to be converted into the same amount of dollars. If the present contract is extended by legal mandate and the Tenant protected by the benefits thereof, the Landlord may freely choose to continue during such extension with the adjustment system agreed upon in this clause or that which might be legally established, whichever is more convenient to his interests.
FOURTH: Use of the rented property: The real estate property rented by this contract shall be used by the Tenant exclusively as an office, excluding any other use. Violation of this clause shall give the Landlord the right to revoke this contract and demand damages, should there be any thereof. FIFTH: Payment arrears: Payment of rent shall be made by Tenant at the domicile fixed by the Landlord in this contract or where (Landlord) shall fix at a later date through certified means, in advance and no later than the fifth (5th) day of the corresponding month. The arrears of obligations by the Tenant, shall be incurred into as per law as of the due date


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of the  period  established  by  contract  without  the  need  for any  previous notification or interpellation. The lack of payment of rent in the established date (the fifth day of each month) shall give the Landlord the right to apply a punitive interest equivalent to 0.33% per day of the amount in arrears. To that effect, the fractions of a month shall be computed as whole. All this without prejudice to the application of legal compensatory interest and without prejudice on the part of the Landlord of legal actions she might execute for the collection of the rent and for the eviction from the rented real estate for lack of payment of the corresponding rent. SIXTH: Prohibition : The Tenant is hereby totally forbidden to transfer, sub-rent, to be replaced by third parties relinquish the property or his rights thereon wholly or partially without express authorization in writing by the Landlord. SEVENTH: Receiving of the rented property: The Tenant declares that he has visited and examined the rental property and he receives it to his satisfaction, stating that the same is in good condition and clean, undertaking the obligation to maintain and return it to the Landlord in the same good condition he received it, with the walls worn out such as is the consequence of good use, free of occupants and/or objects. It is completely forbidden to him to make reforms without express authorization in writing by the Landlord. If he made such reforms, without prejudice to the responsibilities derived from his lack of compliance, the Landlord may, at her free option: a) demand the return of the property in its original condition at the expense of the Tenant, and/or leave them as improvements of the property without having to pay any indemnity or compensation for them. EIGHTH: Tenant's obligations: The Tenant shall have the following obligations: a) to promptly pay all utility expenses such as gas, power, Cordobesas waters, etc. and all services rendered to the property during the term of this contract. The Tenant shall prove those payments by delivering to the Landlord the corresponding receipts; b) placing to his name the power, gas and Cordobesas water services at his expense and, when the time comes to effect the return of the property, he shall have to present the corresponding certificate of freedom from debt on those services, as well as the suspension of the same, as an essential condition for the receipt of the property (by Landlord), otherwise having to keep on paying rent and charges as due; c) to repair at his own expense, and without right to claim any compensation, any obstruction in the sanitary services, electrical service, rain drainage, sewer, roof leaks, window panes, fixtures and any other broken items, malfunction or alteration present in the property. If the Tenant does not make such repairs, the Landlord shall be able to make them, keeping the right to claim all expenses caused by them; d) pay the cost and
expenses  required  by  judicial  an   extra-judicial   processes  needed  as  a
consequence of the lack of compliance by the Tenant of any of the obligations derived from this contract. NINTH: Delivery of the keys: The delivery of the keys to the property shall be justified by the Tenant with a written document from the Landlord. No other proof shall be admitted. TENTH: Lack of compliance:
The lack of compliance by the Tenant of any obligation in this contract, especially the lack of payment of two consecutive months of rent, shall give the Landlord the right to demand the immediate evacuation of the property as if it were due term and to demand damages, should there be any. ELEVENTH: Stamping of the contract: the replacement of the seals of this contract shall be wholly the responsibility of the Tenant.


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TWELVETH: Guarantors: Mrs. CRISTINA VIVIANA GOMEZ
D.N.I (ID) 13.535.429, domiciled at Rio Bamba Street N(degree) 323 B(degree) Quebrada de las Rosas, in the city of Cordoba, who signs this contract jointly with the contracting parties, in full conformity, agrees to be full guarantor, without restriction and be principal payer of all obligations emerging from this instrument until the day the property is delivered, vacant, by the Tenant and received in conformity by the Landlord or her representative, renouncing as of now to the benefits of excuse, division, previous notice and all others agreed to in the law for guarantors. The Landlord shall have the right to demand the replacement of the guarantor in case of insolvency, demise or disappearance of the same, within the ten (10) working days of notifying the Tenant. Otherwise she will have the right to rescind the contract and request the evacuation of the property. The guarantor directly affects as the best support for fulfillment of the guarantee the assets belonging to him (her) indicated hereinafter, which the Landlord has accepted as guaranty. THIRTEENTH: Property in Guarantee: Mrs. CRISTINA VIVIANA GOMEZ offers in proprietary guarantee a real estate property registered under entry N(degree) 130.886, Year 1997, in the registry of the province of Cordoba. In case of selling or mortgaging said real estate property, he (she) shall communicate such transaction within 48 hours of its occurrence.
NONATTACHMENT: Both, the Tenant and the guarantor expressly renounce to the nonattachment benefits by automatic registration as a family asset accorded by National Law N(degree) 14.394 and Provincial Law N(degree) 6.074 as well as to all concurrent and/or modifying laws of the same. FIFTEENTH: Eviction: The lack of compliance with any of the clauses in this contract shall give the Landlord the option to demand eviction from the rented property, with prior notification, in the terms defined by Law N(degree) 23.091, Article 5, reserving the right to claim damages.

SIXTEENTH: Domicile for payment: The domicile for payment of the rent is Alvear Street 184, location 21, in the city of Cordoba.

SEVENTEENTH: Domicile Jurisdiction: For all effects that may arise in the compliance of this contract, the contracting parties designate special domiciles in those hereinabove mentioned, to those ends they submit themselves to jurisdiction of the "Tribunales Ordinarios" (Regular Courts) of the city of Cordoba (province of Cordoba), renouncing to any other one of exception which to which they might be entitled. The parties in agreement and undertaking the obligation of its strict compliance, as per law, they sign three copies of the same tenor towards the same effect in the city of Cordoba.





Signature (illegible)            Signature (illegible)    Signature (illegible)
  Cristina Viviana Gomez                                        E. G. Chapeta